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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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THE MIDDLEBY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MIDDLEBY CORPORATION

1400 Toastmaster Drive
Elgin, Illinois 60120

April 21, 2004

Notice of Annual Stockholders Meeting:

You are hereby notified that the Annual Meeting of Stockholders of The Middleby Corporation (the "Company") will be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois 60120 at 10:30 a.m., local time, on, Wednesday, May 19, 2004, for the following purposes:

1.
To elect eleven directors to hold office until the 2005 Annual Meeting.

2.
To consider a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 1, 2005 ("Fiscal 2004").

3.
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 26, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please vote, sign and date the enclosed proxy and return it in the envelope provided.

By Order of the Board of Directors
DAVID B. BAKER Secretary

THE MIDDLEBY CORPORATION

1400 Toastmaster Drive
Elgin, Illinois 60120

2004 ANNUAL MEETING OF STOCKHOLDERS
May 19, 2004
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2004 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois 60120, at 10:30 a.m., local time, on Wednesday, May 19, 2004, for the purposes set forth in the accompanying Notice of Meeting. The Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended January 3, 2004 are being mailed to stockholders on or about April 21, 2004.

Stockholders of record at the close of business on March 26, 2004 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 9,222,250 shares of common stock, par value $0.01 per share, of the Company ("Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the record date.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named as set forth below under the caption "Proposal No. 1—Election of Directors" as directors of the Company; and FOR the ratification of the selection of Deloitte & Touche LLP for the fiscal year ending January 1, 2005 as set forth below under the caption "Proposal No. 2—Ratification of the Selection of Independent Public Accountants."

Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of March 26, 2004.

HOLDINGS OF STOCKHOLDERS, DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth, as of March 26, 2004, the name, address and holdings of each person known by the Company to be the beneficial owner of more than five percent of Common Stock, and the amount of Common Stock beneficially owned by each of the directors and executive officers of the Company and by all directors and executive officers of the Company as a group. The address of directors, executive officers, and 5% owners is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class
Directors and Executive Officers
William F. Whitman, Jr.	1,813,674 shares (1)	19.4%
Selim A. Bassoul	637,530 shares (2)	6.7%
W. Fifield Whitman III	549,593 shares (4)(10)	6.0%
Laura B. Whitman	459,625 shares (4)(7)(8)(9)	5.0%
Robert R. Henry	117,000 shares (7)(8)(9)	1.3%
Timothy J. FitzGerald	76,535 shares(5)	(11)
A. Don Lummus	73,278 shares	(11)
Robert L. Yohe	50,000 shares(7)	(11)
David B. Baker	49,833 shares(6)	(11)
Sabin C. Streeter	34,000 shares(9)	(11)
John R Miller III	32,000 shares(8)(9)	(11)
David P. Riley	31,730 shares(9)	(11)
Philip G. Putnam	21,000 shares(7)(8)(9)	(11)
All directors and executive officers of the Company	3,945,798 shares(1)-(10)	40.0%
Other 5% Owners
Barbara K. Whitman	973,800 shares(3)	10.6%

NOTES:

1.
Does not include 973,800 shares of Common Stock owned by the trusts described in Note 3 below, as to which Mr. Whitman disclaims beneficial ownership. Includes 20,000 shares of Common Stock held in the W. F. Whitman Family Foundation, of which Mr. Whitman acts as president and as to which Mr. Whitman disclaims beneficial ownership. Includes 150,000 vested shares of Common Stock deemed issued upon exercise of stock options.

2.
Includes 325,000 vested shares of Common Stock deemed issued upon exercise of stock options and 23,000 shares held by Mr. Bassoul's spouse as trustee.

3.
Consists of 973,800 shares of Common Stock held by Mrs. Whitman, the spouse of William F. Whitman, Jr., as trustee under trusts as follows: (a) 437,250 shares of Common Stock for the benefit of Mrs. Whitman's two adult children, W. Fifield Whitman III and Laura B. Whitman (218,625 shares of Common Stock owned by a trust for the benefit of Laura B. Whitman and 218,625 shares of

  Common Stock owned by a trust for the benefit of W. Fifield Whitman III—See Note 4 below), and (b) 536,550 shares of Common Stock for the benefit of Mrs. Whitman.

4.
Does not include 218,625 shares of Common Stock owned by Barbara K. Whitman as trustee for the benefit of Laura B. Whitman or 218,625 shares of Common Stock owned by Barbara K. Whitman as trustee for the benefit of W. Fifield Whitman III described in Note 3 above.

5.
Mr. FitzGerald, age 35, is the Vice President and Chief Financial Officer of the Company. His holdings include 46,000 vested shares of Common Stock deemed issued upon exercise of stock options.

6.
Mr. Baker, age 46, is the Vice President, Chief Administrative Officer and Secretary of the Company. His holdings include 20,500 vested shares of Common Stock deemed issued upon exercise of stock options.

7.
Includes 15,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in February 1996.

8.
Includes 3,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in May 2000.

9.
Includes 3,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in March 2003.

10.
Includes 7,500 vested shares of Common Stock deemed issued upon exercise of stock options granted in May 2003.

11.
Represents less than 1% of all common shares outstanding.

  Section 16(a) Beneficial Ownership Reporting Compliance

The Company is required to report to its stockholders those directors, officers (as defined in SEC Rule 16a-1(f)) and owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who fail to timely file reports of beneficial ownership and changes in beneficial ownership, as required by Section 16(a) of the Exchange Act during our most recent fiscal year. A review of fiscal year 2003 reporting records reveals that three such reports were filed in an untimely manner. William F. Whitman Jr. filed one late report that covered two transactions. Barbara K. Whitman filed one late report that covered two transactions. W. Fifield Whitman III filed one late report that covered one transaction. As of March 26, 2004, there are no known SEC beneficial ownership reports pending or overdue.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Eleven directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 2005 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Selim A. Bassoul	47	President and Chief Executive Officer of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM") since January 1, 2001. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.	2001
Robert R. Henry	63	President of Robert R. Henry Co., Inc., a venture capital firm, since 1989. Managing Director of Morgan Stanley & Co., Inc. from 1977 to 1989. Advisory Director of Morgan Stanley and a director of Somanetics Corporation, a medical monitor manufacturer.	1996
A. Don Lummus	68	Independent Director and Corporate Advisor. President and Chief Executive Officer of Davenport Industries LLC, a manufacturer of machine tool equipment and parts, 2000 to 2003. On December 16, 2002, Davenport Industries LLC filed a voluntary bankruptcy petition under the federal Bankruptcy Code in the United States Bankruptcy Court, Western District of New York. Chairman and Chief Executive Officer of Crudgington Machine Tools, a machine tool manufacturer, from 1995 to 2000.	1984
John R. Miller III	63	President of E.O.P, Inc., publisher of special market trade magazines. Director of First National Bank of Long Island and its holding company, the First of Long Island Corporation.	1978
Philip G. Putnam	63	Managing Director, Flagstone Capital, LLC, Investment Bankers, since 2000. Executive Vice President, Brean Murray & Co. Inc., investment bankers, from 1996 to 2000.	1978
David P. Riley (1)	57	Retired President and Chief Executive Officer of the Company and MM.	1983

Sabin C. Streeter	62	Adjunct Professor and Executive-in-Residence at Columbia Business School. Managing Director and Vice President of Donaldson, Lufkin & Jenrette Securities Corp., investment bankers, from 1976 to 1997. Director of Oakwood Homes Corporation.	1987
Laura B. Whitman (2)	36	Vice President, Chinese Works of Art, Christie's, Inc., New York, since 2001. Vice President, Client Advisory, Christie's, New York from 1999 to 2001. Specialist in Chinese Paintings, Christie's, New York from 1995 to 1999.	1996
W. Fifield Whitman III (2)	34	Vice President, Marathon Asset Management, investment management, since March 2004. Vice President, Putnam Investments, investment management, 2002 to 2004. Vice President, Credit Suisse Asset Management, investment management, from 1999 to 2002. Associate, Lehman Brothers, Inc., investment bankers, from 1993 to 1998.	2003
William F. Whitman, Jr.	64	Chairman of the Board of the Company and MM.	1978
Robert L. Yohe	67	Independent Director and Corporate Advisor. Vice Chairman and Director of Olin Corporation, a chemicals manufacturer, 1993 to 1994, and from 1985 to 1992, President of Olin Chemicals, a division of Olin Corporation. Director of Airgas, Inc., Calgon Carbon Corporation, and Marsulex Inc.	1996

(1)
Mr. Riley retired as President and Chief Executive officer of the Company effective December 31, 2000.

(2)
Laura B. Whitman is the daughter and W. Fifield Whitman III is the son of William F. Whitman, Jr., the Chairman of the Board of the Company.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

Committees; Board Meetings

The Board of Directors of the Company held four meetings during the fiscal year ended January 3, 2004, and each director attended at least 75% of all Board and applicable Committee meetings. The Company encourages all Directors to attend the annual meeting of stockholders. Ten of the Company's eleven Directors attended the 2003 annual meeting of stockholders. Messrs Putnam, Streeter, Lummus, Yohe, Miller, and Henry, constituting a majority of the Board of Directors, have been determined by the Board of

Directors to be independent as defined under the applicable Nasdaq listing standards. The Company has an Audit Committee and a Compensation Committee.

The Audit Committee is composed of Messrs. Putnam (Chairman), Streeter and Lummus. During the fiscal year ended January 3, 2004, the Audit Committee met four times for the purposes of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services; (iii) reviewing the Company's interim and annual financial statements or other results of the audit; (iv) reviewing the Company's internal accounting procedures and controls and the recommendations of the Company's independent auditors; (v) reviewing the external audit process. All of the members of the Audit Committee have been determined by the Board of Directors to be financially sophisticated as defined in current Nasdaq listing standards, and to be audit committee financial experts as defined in current SEC rules. All of the members of the Audit Committee have been determined by the Board of Directors to be independent as defined in current Nasdaq listing standards and in current SEC rules.

The Compensation Committee is composed of Messrs. Yohe (Chairman), Henry and Miller. The Compensation Committee met five times during the fiscal year ended January 3, 2004. The function of the Compensation Committee is to make recommendations concerning the compensation of the Chairman of the Board, the President and Chief Executive Officer, and other executive officers of the Company. The Compensation Committee is also responsible for making grants to executive officers under the 1998 Stock Incentive Plan and to administer the Management Incentive Compensation Plan. All of the members of the Compensation Committee have been determined by the Board of Directors to be independent as defined in current Nasdaq listing standards.

The Company does not currently have a Nominating Committee, nor does it have a charter for a Nominating Committee. The Board of Directors, including a majority of the directors who are "independent" as defined in the Nasdaq listing standards, believes that a formal Nominating Committee is not necessary because the Board of Directors can adequately perform the functions of the Nominating Committee. The Board of Directors, including the independent directors, select the nominees for election to the Board and may consider any and all factors that it deems to be relevant in connection with such selection of nominees. The Board of Directors does not have a formal policy for consideration of director candidates recommended for selection as a nominee for election to the Board by the Company's stockholders. The Board will evaluate stockholder-recommended candidates under the same criteria as internally generated candidates.

The Board of Directors has adopted the following procedure for shareholders and other interested parties to communicate with the Board. All such communications should be sent by email to the Chairman of the Board at the address found on the Company's website, www.middleby.com, or by regular mail to the Chairman of the Board at the Company's executive office in Elgin, Illinois. The Chairman will collect and organize all such communications, deleting any sales or other solicitations and any which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities for the fiscal years ending January 3, 2004 (the "2003 fiscal year"), December 28, 2002 (the "2002 fiscal year"), and December 29, 2001 (the "2001 fiscal year"), received by those persons who were, during the 2003 fiscal year, (i) the chief executive officer and (ii) the most highly compensated executive officers of the Company whose total annual salary and bonus in the 2003 fiscal year exceeded $100,000.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Awards
Annual Compensation
						Other Annual Compensation ($)(2)	Securities Underlying Options/ SARs(#)(3)	All Other Compensation ($)(4)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)
William F. Whitman, Jr. Chairman of the Board	2003 2002 2001	$ $ $	600,000 440,487 451,545	$ $ $	2,015,000 1,185,000 825,000	$ 75,000 $ 70,000 $ 67,000	170,000 100,000 —	$ $ $	19,726 16,151 16,847
Selim A. Bassoul President and Chief Executive Officer	2003 2002 2001	$ $ $	360,000 319,600 279,722	$ $ $	1,710,000 1,185,000 825,000	$403,623 $465,853 $ 9,000	325,000 200,000 —	$ $ $	12,139 8,071 8,251
David B. Baker Vice President, Chief Administrative Officer and Secretary(5)	2003 2002 2001	$ $ $	155,187 134,429 124,042	$ $ $	120,000 230,230 69,300	— — —	15,000 10,000 —	$ $ $	11,928 8,634 9,000
Timothy J. FitzGerald, Vice President, Chief Financial Officer	2003 2002 2001	$ $ $	134,524 97,126 96,235	$ $ $	165,000 150,063 185,000	— — —	40,000 10,000 —	$ $ $	11,690 7,874 8,404

NOTES:

1.
Amounts in 2003, 2002, and 2001 include any amounts paid pursuant to the Company's Management Incentive Compensation Plan, described elsewhere in this Proxy Statement. Amounts in 2003 include performance bonuses of $430,000 and $125,000 paid to Mr. Whitman and Mr. Bassoul, respectively.

2.
Amounts in 2003, 2002, and 2001 for Mr. Whitman represent director's fee for services to the Company and its subsidiaries. Mr. Bassoul's 2003 and 2002 amounts include director's fee for services to the Company and its subsidiaries and the forgiveness of a debt plus interest upon reaching certain operating performance goals. Mr. Bassoul's 2001 amount includes director's fees for services to the Company and its subsidiaries. Details of debt forgiveness transactions for Mr. Bassoul are described elsewhere in this Proxy Statement under "Employment Agreements".

3.
Amounts represent options to purchase shares of Common Stock awarded under the Company's 1998 Stock Incentive Plan.

4.
All Other Compensation consists of (a) the Company's Profit Sharing Contributions,
(b) 401(k) Company Matching Contributions; and (c) insurance premiums paid by the Company on a group term life insurance policy. Individual amounts are as follows (amounts shown are for each of 2003, 2002, and 2001, respectively:

(a)
Messrs. Whitman, Bassoul, Baker, and FitzGerald, received Profit Sharing Contributions of $7,490, $5,863, and $6,487.

  (b)
  401(k) Company Matching Contributions for Mr. Whitman were $3,128, $2,824, and $2,830; for Mr. Bassoul were $3,300, $1,833, and $1,200; for Mr. Baker were $4,000, $2,399, and $2,289 and for Mr. FitzGerald were $4,000, $1,868, and $1,775.

  (c)
  Life insurance premiums paid by the Company for Mr. Whitman were $9,108, $7,464, and $7,530; for Mr. Bassoul were $1,349, $375, and $564; for Mr. Baker were $438, $372, and $224 and for Mr. FitzGerald $200, $144, and $142.

5.
Mr. Baker was Chief Financial Officer of the Company until May 16, 2003, at which time he became Chief Administrative Officer of the Company.

Employment Agreements

WILLIAM F. WHITMAN, JR. The Company and Middleby Marshall Inc. ("MM"), the Company's principal subsidiary, entered into an employment agreement with Mr. Whitman dated as of March 10, 1978, as amended and restated January 1, 1995, as amended as of January 1, 1998, as amended as of January 1, 2001, as amended as of April 16, 2002, as amended as of January 2, 2003 and as amended December 15, 2003. The employment agreement, as amended, provides, among other things, for Mr. Whitman to serve as Chairman of the Board of Directors of the Company and Chairman of the Board of MM for a term ending December 31, 2006 and for a specified minimum amount of annual compensation. Such compensation was $600,000 effective January 1, 2003. In addition, the employment agreement provides that Mr. Whitman shall be entitled to certain retirement benefits in the event of Mr. Whitman's termination of employment for any reason, including death or disability, such payments to commence on the first day of the month following the date of such termination of employment. The Company has established, and transferred assets to, a grantor trust for satisfying the retirement benefit obligation under this employment agreement. Each monthly installment of retirement benefits shall be in an amount (subject to CPI adjustments) equal to one- twelfth (1/12) of 75% of Mr. Whitman's total compensation in effect during the last year of his employment with the Company. Retirement benefits will be paid to Mr. Whitman for his life, or if he dies before age 75, such benefits will be paid to his spouse until he would have attained age 75. In addition, the employment agreement provides that Mr. Whitman is eligible to participate in the Company's Management Incentive Compensation Plan, which provides for cash bonuses based upon the Company's attainment of pre-established performance goals approved by the Compensation Committee relating to the Company's adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA").

On October 23, 2003, Mr. Whitman was also granted, under the 1998 Stock Incentive Plan, 120,000 fully vested shares of Common Stock. All options granted to Mr. Whitman prior to December 15, 2003 were amended, and the form of option agreement used for the grant of any option to an Employee on or after such date was to be revised, to remove any limitation on vesting of such options in the event of a change in control on account of the provisions of sections 280G or 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

The Company accelerated 90% of Mr. Whitman's 2003 Management Incentive Compensation Plan bonus to be payable no later than December 31, 2003, rather than in 2004 as is normally the case. Payment of the bonus was conditioned upon attainment of the pre-approved 2003 EBITDA goals, pro-rated to date of payment. The accelerated bonus was paid on December 18, 2003 after determining that the EBITDA performance goals had been achieved. In light of the Company's financial success during 2003, Mr. Whitman was paid an additional bonus of $430,000 on December 23, 2003.

The employment agreement gives both parties the right to terminate in the event of a breach (willful breach, if the Company is terminating) of the obligations of the other party under the agreement, with certain payments to Mr. Whitman in certain events. The agreement may also be terminated by the Company at any time without cause upon 90 days notice, such termination to be effective in two years, but in such event Mr. Whitman would be entitled to salary and bonus for such two-year period, payable in a lump sum, but only to the extent that such payment when added to all other amounts payable to Mr. Whitman would not constitute a "parachute payment" within the meaning of section 280G of the Code. After termination for any reason except breach by the Company or MM, the Company and MM may elect to pay Mr. Whitman his base salary for an additional year, in which event Mr. Whitman may not compete with the Company or MM for such period of time. Moreover, the agreement extends to Mr. Whitman the right to terminate his employment at any time during a two-year period following a change in control of the Company, and upon such termination Mr. Whitman is entitled to receive as severance pay an amount equal to two years of his base salary, all accrued but unpaid salary, and all retirement benefits under the agreement. The agreement also provides Mr. Whitman with certain additional payments intended to reimburse him for the excise tax payable should any payments made to him in the event of a change in control be subject to the excise tax on golden parachute payments under section 4999 of the Code, and to reimburse him for the income, excise and employment taxes on the reimbursement payment.

In addition, the Company maintains for the continued benefit of Mr. Whitman and his spouse all health and medical plans and programs which the Company maintains for its senior executives and their families. Mr. Whitman and his spouse are entitled to such health and medical benefits for life.

SELIM A. BASSOUL. The Company and MM entered into an employment agreement with Mr. Bassoul dated as of May 16, 2002, as amended as of July 3, 2003, and as amended December 15, 2003 (effective October 23, 2003). The employment agreement provides, among other things, for Mr. Bassoul to serve as President and Chief Executive Officer of the Company and of MM for a term ending December 31, 2006. Under the agreement, effective January 1, 2004, Mr. Bassoul receives an annual base salary of $400,000. The employment agreement further provides that Mr. Bassoul is eligible to participate in the Company's Management Incentive Compensation Plan, described below.

On October 23, 2003, Mr. Bassoul was granted stock options, under the 1998 Stock Incentive Plan, with respect to 50,000 shares of Common Stock, in lieu of the option grant that was to be made to Mr. Bassoul in the first quarter of 2004 in the event that the 2003 EBITDA goal was achieved. The Company met its 2003 EBITDA goal. On October 23, 2003, Mr. Bassoul was also granted, under the 1998 Stock Incentive Plan, 125,000 fully vested shares of Common Stock and 100,000 shares of Common Stock that vest in 20% increments upon the 20 day average closing price of The Middleby Corporation Common Stock equaling or exceeding $36, $37, $38, $39, and $40 per share. All options granted to Mr. Bassoul prior to December 15, 2003 were amended, and the form of option agreement used for the grant of any option to Employee on or after such date is to be revised, to remove any limitation on vesting of such options in the event of a change in control on account of the provisions of sections 280G or 4999 of the Code.

The Company accelerated 90% of Mr. Bassoul's 2003 Management Incentive Compensation Plan bonus to be payable no later than December 31, 2003, rather than in 2004 as is normally the case. Payment of the bonus was conditioned upon attainment of the pre-approved 2003 EBITDA goals, pro-rated to date of payment. The accelerated bonus was paid on December 23, 2003 after determining that the EBITDA performance goals had been achieved. In light of the Company's financial success during 2003, Mr. Bassoul was paid an additional bonus of $125,000 on December 23, 2003.

The employment agreement gives both parties the right to terminate at any time and, in that case, Mr. Bassoul will be paid all compensation accrued to date, including, in the event that the termination is by the Company and MM for reasons other than cause, a pro rata share of the bonus that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year, such latter amount to be payable following the conclusion of the fiscal year for which payable. Under the employment agreement as amended, if the Company terminates the agreement without cause or Mr. Bassoul terminates his employment within the six-month period following a change in control, Mr. Bassoul will be entitled to payments for a period of 24 months following his termination date in an amount equal to his annual monthly salary in effect on such date, plus two times his prior fiscal year's bonus, provided, that it shall not be payable to the extent that all payments to Mr. Bassoul described in Section 280G(b)(2) of the Code, including such lump sum amount would constitute a parachute payment within the meaning of section 280G of the Code. Further the employment agreement provides that if Mr. Bassoul's employment agreement is terminated by either party, for reasons other than cause, Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families for life, subject to any Medicare coverage being the primary coverage. The agreement also provides Mr. Bassoul with certain additional payments intended to reimburse him for the excise tax payable should any payments made to him in the event of a change in control be subject to the excise tax on golden parachute payments under section 4999 of the Code, and to reimburse him for the income, excise and employment taxes on the reimbursement payment.

In March 2001, the Company loaned Mr. Bassoul the sum of $300,000 to pay for the purchase of 50,000 shares of Common Stock. The loan bears interest at the rate of 6.00% per annum. The Company agreed to forgive the indebtedness in increments over a three-year period if the Company reached stated levels of EBT per share for fiscal years 2001, 2002 and 2003, individually or in the aggregate. The Company did not achieve the stated earnings before taxes ("EBT") level for fiscal year 2001, and, accordingly, no debt forgiveness occurred with respect to that time period. The Company did achieve its EBT level for fiscal years 2002 and 2003. As of January 3, 2004, the entire loan had been forgiven because the aggregate financial targets established by the special incentive agreement had been achieved.

DAVID B. BAKER. In June 2002, the Company and Mr. Baker entered into a two-year severance agreement, which was amended March 1, 2004, and provides that in the event of Mr. Baker's involuntary termination of employment with the Company other than for cause, or in the event Mr. Baker voluntarily leaves the Company within six months after a change in control, Mr. Baker is entitled to severance pay equal to one year's base salary plus one year's continued health and medical benefits. In addition, the agreement provides Mr. Baker with certain additional payments intended to reimburse him for the excise tax payable should any payments made to him in the event of a change in control be subject to the excise tax on golden parachute payments under section 4999 of the Code, and to reimburse him for the income, excise and employment taxes on the reimbursement payment. Also, if Mr. Baker is involuntarily terminated other than for cause, Mr. Baker would be entitled to a prorated portion of his incentive compensation under the Management Incentive Compensation Plan, such amount to be payable after the end of the fiscal year.

TIMOTHY J. FITZGERALD. In June 2002, the Company and Mr. FitzGerald entered into a two-year severance agreement, which was amended March 1, 2004, and provides that in the event of Mr. FitzGerald's involuntary termination of employment with the Company other than for cause, or in the event Mr. FitzGerald voluntarily leaves the Company within six months after a change in control, Mr. FitzGerald is entitled to severance pay equal to two year's base salary plus two year's continued health and medical benefits. In addition, the agreement also provides Mr. FitzGerald with certain additional payments intended to reimburse him for the excise tax payable should any payments made to him in the event of a change in control be subject to the excise tax on golden parachute payments under section 4999 of the Code, and to reimburse him for the income, excise and employment taxes on the reimbursement payment. Also, if Mr. FitzGerald is involuntarily terminated other than for cause, Mr. FitzGerald would be entitled to a prorated portion of his incentive compensation under the Management Incentive Compensation Plan, such amount to be payable after the end of the fiscal year.

Tax Qualified Retirement Plans

The Company maintains two tax-qualified 401(k) plans for employees: (1) The Middleby Corporation Profit Sharing and Savings Plan and (2) The Middleby Corporation Union 401k Plan.

The Middleby Corporation Profit Sharing and Savings Plan is for employees and the employees of affiliated employers who are not union employees, non-resident aliens or leased employees. Each eligible employee becomes a participant upon employment. This plan provides for an annual discretionary profit sharing contribution by the Company and affiliated companies. The profit sharing contribution is allocated to individual accounts of participants in proportion to their compensation and is integrated with the applicable Social Security taxable wage base. A participant's profit sharing account begins vesting after 2 years of service with the Company and affiliated employers and is fully vested after 5 years of service. A participant whose employment terminates for reasons other than death, total disability or retirement on or after attaining age 65 is entitled only to the vested portion of his account. The Plan also permits participants to contribute to their own accounts on a pre-tax basis by means of compensation deferral elections. The portion of a participant's account that is attributable to compensation deferral contributions is always 100% vested. The Plan also permits the Company and affiliated employers to make matching contributions under the Savings Plan that are allocated to participants as a uniform percentage of their compensation deferral contributions for the same year. The portion of a participant's account that is attributable to matching contributions is subject to the same vesting rules that apply to that participant's profit sharing account. During the fiscal year ended January 3, 2004, the Company made Profit Sharing contributions of $750,000 and matching contributions of $540,752 to this plan. Aggregate contributions to executive officers in such fiscal year totaled an estimated $44,388.

The Middleby Corporation Union 401k Plan, adopted on July 1, 2002, is for the benefit of union employees working for the Middleby Cooking Systems Group in Elgin, Illinois. Each eligible employee becomes a participant upon employment. This Plan provides for an annual employer contribution to each union member of $500 on July, 1, 2002, $500 on January 1, 2003, $1,000 on January 1, 2004, $1,500 on January 1, 2005, $1,500 on January 1, 2006 and $1,500 on January 1, 2007. Employer contributions to participant's 401k accounts begin vesting after 2 years of service with the Company and affiliated employers and is fully vested after 5 years of service. A participant whose employment terminates for reasons other than death, total disability or retirement on or after attaining age 65 is entitled only to the vested portion of his account. The Plan also permits participants to contribute to their own accounts on a pre-tax basis by means of compensation deferral elections. The portion of a participant's account that is attributable to deferral reduction contributions is always 100% vested. The Plan also permits the Company to make matching contributions under the Union 401k Plan that are allocated to participants as a uniform percentage of their deferral reduction contributions for the same year. The portion of a participant's account that is attributable to matching contributions is subject to the same vesting rules that apply to that participant's employer contribution account. All union participants who were employed by The Middleby Corporation on or before April 30, 1997 are fully vested in all Company contributions to their individual 401k accounts. During the fiscal year ended January 3, 2004, the Company made employer contributions of $157,400 and matching contributions of $108,075 to this plan. There were not any contributions under this plan to executive officers of the Company.

Management Incentive Compensation Plan

The Company has established The Middleby Corporation Management Incentive Compensation Plan (the "Management Incentive Compensation Plan"), approved at the 2001 annual meeting of stockholders and amended at the 2003 Special Stockholders Meeting, which is intended to be a performance-based compensation program, the compensation payable under which is not subject to the $1,000,000 limitation on deductible compensation set forth in Section 162(m) of the Internal Revenue Code of 1986,

as amended (the "Code"). Executive officers of the Company and other key employees selected by the Compensation Committee who have been employed by the Company for at least six months are eligible to receive incentive compensation under the Management Incentive Compensation Plan. Payments under the Management Incentive Compensation Plan for any fiscal year are based on attainment of pre-established performance goals approved by the Compensation Committee relating to the Company's adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") for such fiscal year. The maximum amount that can be paid for any fiscal year to any covered employee under the Management Incentive Compensation Plan is $2,400,000. The Compensation Committee can pay bonuses under the following circumstances: (i) to eligible employees that are employed by the Company on the last day of the fiscal year, (ii) pro-rata to employees who would otherwise be eligible, but who are not employed on the last day of the fiscal year, provided that the pre-established performance goals approved by the Compensation Committee are attained; and (iii) pro rata to eligible employees based on a period shorter than a full fiscal year, subject to attainment of prorated pre-established performance goals. Except for payments made early under clause (iii) above, payments under the Management Incentive Compensation Plan are distributed after completion of the year end audit, generally on or about March 1 following the fiscal year end. William F. Whitman, Jr., Selim A. Bassoul, David B. Baker, Timothy J. FitzGerald and certain other senior managers of the Company participated in the Management Incentive Compensation Plan in fiscal 2003.

Stock Option Grants

The following table sets forth certain information concerning individual grants of stock options made during the fiscal year ended January 3, 2004 to the named executive officers of the Company receiving such grants under the Company's 1998 Stock Incentive Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/SARs Granted (#)		Percent Of Total Options/SARs Granted to Employees in Fiscal Year
				Exercise or Base Price Per Share ($/Sh)
						Expiration Date
Name							5% ($)	10% ($)
William F. Whitman, Jr.	50,000	(1)	7.5%	$10.51	(2)	03/05/13	$855,984	$1,363,012
	120,000	(3)	18.0%	$18.47	(4)	10/23/13	$3,610,282	$5,748,771
Selim A. Bassoul	50,000	(1)	7.5%	$10.51	(2)	03/05/13	$855,984	$1,363,012
	275,000	(3)	41.3%	$18.47	(4)	10/23/13	$8,273,563	$13,174,266
David B. Baker	5,000	(1)	.7%	$10.51	(2)	03/05/13	$85,598	$136,301
	10,000	(3)	1.5%	$18.47	(4)	10/23/13	$300,856	$479,064
Timothy J. FitzGerald	5,000	(1)	.7%	$10.51	(2)	03/05/13	$85,598	$136,301
	35,000	(3)	5.3%	$18.47	(4)	10/23/13	$1,052,999	$1,676,725

NOTES:

(1)
This option grant is exercisable each year in 20% increments beginning March 5, 2004 through March 5, 2008 and expires on March 5, 2013.

(2)
The exercise price was based upon the closing price of the Company shares on March 5, 2003.

(3)
This option grant is 100% exercisable beginning October 23, 2003 and expires on October 23, 2013.

(4)
The exercise price was based upon the closing price of the Company shares on October 23, 2003.

Option Exercises and Fiscal Year-End Values

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended January 3, 2004 by each of the named executive officers and the fiscal year-end value of unexercised options under the 1998 Stock Incentive Plan. Options awarded under these plans become exercisable in accordance with the terms of the grant.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At FY-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End($) Exercisable/ Unexercisable(1)
William F. Whitman, Jr.	120,000	$1,389,000	120,000/130,000	$4,856,400/$5,261,100
Selim A. Bassoul	73,750	$1,211,963	275,000/210,000	$11,129,250/$8,498,700
David B. Baker	7,500	$120,988	15,000/15,500	$607,050/$627,285
Timothy J. FitzGerald	0	$0	41,750/14,250	$1,689,623/$576,698
(1)
Values based on the Company's 2003 fiscal year end closing common stock share price of $40.47.

Equity Compensation Plan Information

The following table provides information as of January 3, 2004 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans, including the 1998 Stock Incentive Plan and the 1989 Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	995,500	$13.19	90,563
Equity compensation plans not approved by security holders	97,500	$8.20	N/A
Total	1,093,000	$12.74	90,563

Summary of Equity Compensation Plans Not Approved by Stockholders

As of January 3, 2004, the Company had made three outstanding option grants to non-employee directors which were not approved by stockholders: a 1996 grant, a 2000 grant, and a 2003 grant. The Company believes that it is important to develop compensation and incentive packages that will attract and retain qualified members to serve on the Board of Directors, while linking their performance to increasing shareholder value. The Company believes that periodically granting stock options to board members is an effective means to achieving this goal. Board members received option grants to purchase 15,000 shares of Common Stock in 1996, 3,000 shares of Common Stock in 2000, and 3000 shares in 2003. W. Fifield Whitman III received an individual grant of 7,500 shares when he was elected to the Board of Directors in May 2003. Such options were tied to the level of effectiveness of the Board of Directors in direct relation to creating shareholder value in the applicable year. Under each grant, the options were granted at the current market value, the options vested immediately with a term of no longer than 10 years.

Stock Price Performance Graph

The graph below compares five-year cumulative total return for a stockholder investing $100 in the Company on December 31, 1998 with the Nasdaq Stock Market Index and the Index of Nasdaq Non-Financial Stocks over the same period, assuming reinvestment of dividends. The Company does not believe it is feasible to provide a comparison against a group of peer companies, as there is an insufficient number of other similar publicly traded companies. The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates the information contained therein by reference, and shall not otherwise be deemed filed under such Acts.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	1998	1999	2000	2001	2002	2003
The Middleby Corporation	100	155.25	165.75	143.65	292.82	1,117.96
The Nasdaq Stock Market Index	100	185.43	111.83	88.71	61.33	91.70
Nasdaq Non-Financial Stocks Index	100	196.05	114.46	87.52	57.18	87.54

Report of the Audit Committee

The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter, approved by the Board of Directors on March 4, 2003 and modified as of February 25, 2004 (attached as Appendix A to this proxy statement).

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended January 3, 2004.

The Audit committee discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 3, 2004 be included in the Company's annual report on Form 10-K for the fiscal year ended January 3, 2004.

The Middleby Corporation Audit Committee
Philip G. Putnam, Chairman, Sabin C. Streeter, A. Don Lummus

Change of the Company's Auditor

On July 24, 2002, the Board of Directors of the Company, on the recommendation of the Audit Committee, dismissed Arthur Andersen LLP ("Andersen") as its independent public accountants and engaged Deloitte & Touche LLP to serve as the Company's independent public accountants for fiscal year 2002.

Andersen's reports on the Company's consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal years 2000 and 2001 and through July 25, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

After making reasonable efforts, the Company has been unable to obtain a letter from Andersen stating whether Andersen agrees with the foregoing statements, and, therefore, pursuant to Item 304T of Regulation S-K, such letter has not been filed.

During fiscal years 2000 and 2001 and through July 25, 2002, Middleby did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Firm Fee Summary

During fiscal years 2003 and 2002 the Company retained its principal auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts:

	2003	2002
Audit Fees—Fees for the annual audit, reviews of the Company's quarterly reports, on Form 10-Q, and services normally provided by the independent auditor in connection with the statutory and regulatory filings.	$250,000	$352,000	(1)
Audit Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees.	$42,000	$0	(1)
Tax Fees—Fees for tax compliance, assistance with tax audits, tax advice, and tax planning.	$216,600	$251,290
All Other Fees—Fees for internal controls consultation services and compensation consulting	$44,900	$15,500

NOTES:

(1)
In addition, the Company paid $275,450 in Audit Fees and Audit Related Fees to Arthur Andersen LLP prior to dismissal.

All services described in Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining the independence of Deloitte & Touche LLP as the Company's public accountants.

The Audit Committee Charter, which is attached as Appendix A, provides that the Audit Committee shall pre-approve all audit and permitted non-audit services to be performed by the independent auditors (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting.

Report of the Compensation Committee and Board of Directors

The Compensation Committee makes recommendations concerning the compensation of the Chairman as well as the President and Chief Executive Officer of the Company. The full Board of Directors reviews the Company's operating profit target levels and the bonus component of the compensation of executive officers and senior managers of the Company. The basic strategy of the Compensation Committee is to have a significant portion of executive compensation at risk, where payment of bonuses is tied to performance and creating shareholder value.

William F. Whitman, Jr., Chairman of the Board, is employed by the Company pursuant to an employment agreement, which is summarized elsewhere in this Proxy Statement. The current levels of base salary for Mr. Whitman has been determined on the basis of the value contributed by Mr. Whitman to the longstanding operations of the Company and MM. Mr. Whitman's 2003 bonus was based upon achieving strategic initiatives, fulfilling cost containment goals, and fulfilling certain earnings before interest, taxes, depreciation and amortization ("EBITDA") goals.

Selim A. Bassoul, President and Chief Executive Officer, is employed by the Company pursuant to an employment agreement, which is summarized elsewhere in this Proxy Statement. Mr. Bassoul's 2003 compensation for the fiscal year ended January 3, 2004 was based upon his performance as President and Chief Executive Officer of the Company, including his contributions to achieving strategic initiatives, fulfilling cost containment goals, and fulfilling certain EBITDA goals.

The compensation of other executive officers and senior managers of the Company are set at levels to be competitive with amounts paid to executive officers and senior managers with comparable qualifications, experience and responsibilities at other businesses of similar type or with similar market capitalization. Such individuals receive a salary and also participate in the annual Management Incentive Compensation Plan. The Management Incentive Compensation Plan provides for payment of bonuses determined as a percentage of such participant's base salary depending on the achievement of certain levels of EBITDA. Target levels are set annually to be in line with the Company's annual budget, and are presented by the President and Chief Executive Officer to the Board of Directors for review and approval.

The Compensation Committee believes that awards under the Company's incentive plans link the financial interests of management with those of the stockholders. Grants made by the Compensation Committee during any fiscal year, including the fiscal year ended January 3, 2004, are based on an individual's long-term contribution to the operations of the Company and MM.The Compensation Committee also believes that extraordinary performance and contribution to the operations of the Company deserve extraordinary compensation. For this reason and in light of 2003 contributions to the Company's success, the Compensation Committee, in a series of meetings held in October and November 2003, approved changes to the compensation packages for Messrs. Bassoul and Whitman, and other executive officers and senior managers, as explained below.

Selim A. Bassoul

In light of the extraordinary contributions made by Mr. Bassoul to the success of the Company, the Compensation Committee approved the following changes to Mr. Bassoul's compensation package. Effective January 1, 2004, Mr. Bassoul's base salary (and base bonus) was increased from $360,000 to $400,000. In addition, the Company will reimburse Mr. Bassoul for legal and/or consulting expenses incurred by him for his personal financial, tax and estate planning.

The Compensation Committee also approved payment in December 2003 to Mr. Bassoul of a prorated portion of his 2003 performance bonus under the Management Incentive Compensation Plan, subject to stockholder approval of amendments to the plan. The stockholders approved the amendments at a stockholders meeting on December 15, 2003.

During its deliberations, the Compensation Committee noted that certain of the stock options previously granted to Mr. Bassoul in October and November 2003 (and Mr. Whitman) under the 1998 Stock Incentive Plan as incentive stock options (ISOs) were non-statutory options (NSOs) (because the amount of options that vested in certain years exceeded the maximum amount that could vest and still qualify as ISOs). In the case of NSOs, unlike ISOs, a taxable event occurs at the time of exercise and the spread between the exercise price and the fair market value of the stock at the time of exercise is ordinary income to the employee and deductible expense to the Company. In consideration of the tax consequences to the Company and to Messrs. Bassoul and Whitman of the stock options held by Messrs. Bassoul and Whitman, and in light of the Company's excellent financial results in 2003 to date, the Compensation Committee determined that it was appropriate to provide to Mr. Bassoul (and Mr. Whitman, see discussion below) additional compensation.

In this regard, the Compensation Committee approved the following additional benefits for Mr. Bassoul: (i) a cash bonus (which bonus will not be a performance-based bonus excluded from the $1,000,000 cap on deductibility of compensation as set forth in Section 162(m) of the Code) in the amount of $125,000; and (ii) an option to purchase 125,000 shares of Company Common Stock. The option granted pursuant to (ii) above was granted on October 23, 2003, with an exercise price of $18.47, the closing market price on the grant date, and is 100% vested at grant. This grant was subject to approval of the stockholders of (x) an increase in the aggregate number of shares of Company Common Stock under the 1998 Stock Incentive Plan, and (y) an increase in the annual limit on the number of shares that can be granted to Mr. Bassoul. The stockholders approved both increases at a stockholders meeting on December 15, 2003.

In addition to these option grants, the Compensation Committee also granted the following options to Mr. Bassoul. First, it granted to Mr. Bassoul an option to purchase 50,000 shares of Company Common Stock, which option was originally scheduled to be granted to Mr. Bassoul in 2004. This option was granted on October 23, 2003, with an exercise price of $18.47, the closing market price on the grant date, and is 100% vested at grant. Second, it granted (subject to stockholder approval, which was given at a stockholders meeting on December 15, 2003) to Mr. Bassoul an option to purchase 100,000 shares of Company Common Stock, which option vests on October 23, 2008, provided that if, at any time prior to such date, the 20-day average trading price of the Company's Common Stock equals or exceeds $36, $37, $38, $39 and $40, such option will vest, as of such time, in 20,000, 40,000, 60,000, 80,000 and 100,000 shares, respectively. This option was also granted on October 23, 2003, with an exercise price of $18.47, the closing market price on the grant date. Based on the trading price of Company Common Stock since October 23, 2003, the option is now fully vested.

The Compensation Committee also approved the following additional changes to Mr. Bassoul's compensation package, which have been reflected in amendments to his employment agreement: (i) the payment, in the event of involuntary termination of employment for reasons other than cause (as defined in his employment agreement), of a pro rata bonus for the year in which the termination occurs, provided that the pre-approved performance goals for such year are attained; (ii) an increase in the severance payable to Mr. Bassoul upon involuntary termination of his employment by the Company for reasons other than cause or upon his voluntary termination within six months of a change in control (as defined in his employment agreement) from two times his base salary to two times his base salary plus two times his bonus, provided, however, that such increase shall not be payable to the extent that all payments to Mr. Bassoul described in Section 280G(b)(2) of the Code, including such increase, constitute a parachute payment; and (iii) immediate vesting of his lifetime entitlement to health benefits for himself and his otherwise eligible dependents, rather than vesting at age 51 as previously set forth in Mr. Bassoul's employment agreement.

William F. Whitman, Jr.

The Compensation Committee approved the following corresponding changes to Mr. Whitman's compensation package. The Compensation Committee approved payment in December 2003 to Mr. Whitman of a prorated portion of this 2003 bonus under the Management Incentive Compensation Plan, subject to stockholder approval of amendments to the Plan. The stockholders approved the amendments at a stockholders meeting on December 15, 2003.

As stated above in the discussion of the changes to Mr. Bassoul's compensation, in light of the financial success of the Company in 2003 to date, and the tax consequences to the Company and Mr. Whitman of the NSOs, the Compensation Committee, in its subjective judgment, has approved additional benefits for Mr. Whitman corresponding to those described above for Mr. Bassoul: (i) a cash bonus in the amount of $430,000; and (ii) an option to purchase 120,000 shares of Company Common Stock. The option granted pursuant to (ii) above was granted on October 23, 2003, with an exercise price of $18.47, the closing market price on the grant date, and was 100% vested at grant. The option to purchase 45,000 of the said 120,000 shares was granted without the need for any amendment to the 1998 Stock Incentive Plan, and the option to purchase the remaining 75,000 shares was subject to approval by the Company's stockholders of certain amendments to the 1998 Stock Incentive Plan. The Company's stockholders approved those amendments at a stockholders meeting on December 15, 2003.

Although the Compensation Committee did not approve any further changes to Mr. Whitman's base compensation, by virtue of Mr. Bassoul's increase in base salary, the base bonus payable to Mr. Whitman for 2004 will also increase to $400,000.

Other

In addition to the changes to the compensation packages specific to Messrs. Bassoul and Whitman, the Compensation Committee approved the following changes that apply to all executive officers and certain senior managers, including Messrs. Bassoul and Whitman.

All currently outstanding grants of options were amended to eliminate the excess parachute payment (as defined in Section 280G of the Code) limitation on acceleration of vesting in the event of a change in control. In addition, the form of option agreement utilized for all future option grants will be amended to eliminate this limitation.

The Management Incentive Compensation Plan was also amended to provide that, upon involuntary termination of employment during the fiscal year for reasons other than cause, an eligible employee with a written employment agreement, may be entitled to receive a pro rata bonus for the year of termination, provided that the pre-approved performance goals for such year are attained. This change corresponds with the change to Mr. Bassoul's employment agreement described above.

Any employee who receives payments in the event of a change in control of the Company that are excess parachute payments within the meaning of Section 280G of the Code, will receive reimbursement in an amount equal to the sum of (i) the excise tax payable with respect to such excess parachute payments, and (ii) any additional income tax payable by such person on account of the payment made pursuant to this reimbursement.

It is the Compensation Committee's intent that (i) the extraordinary cash bonuses to Messrs. Bassoul and Whitman in the amounts of $125,000 and $430,000, respectively, and (ii) any tax reimbursement payments made on account of the parachute payment rules in Section 280G of the Code, will be excluded in determining the Company's adjusted EBITDA for purposes of determining bonuses under the Management Incentive Compensation Plan in the relevant year.

The Compensation Committee: Robert L. Yohe, Chairman, Robert R. Henry, and John R. Miller III
Other Directors:
William F. Whitman, Jr., Selim A. Bassoul, A. Don Lummus, Philip G. Putnam, David P. Riley, Sabin C. Streeter, Laura B. Whitman, and W. Fifield Whitman III

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Robert R. Henry, John R. Miller III, and Robert L. Yohe, all of whom are independent directors of the Company and are not officers of the Company. William F. Whitman, Jr., Chairman of the Board, and Selim A. Bassoul, President and Chief Executive Officer of the Company, participate with the full board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Messrs. Whitman and Bassoul, are made by the Compensation Committee to the Board of Directors.

The Middleby Corporation Code of Ethics

The Company has adopted a code of ethics that applies to all directors, executive officers, officers and employees of the Company. The Company has made the Code of Ethics available on its website at www.middleby.com.

Directors' Compensation

Each director of the Company receives an annual fee of $20,000, and each director who is not an officer of the Company receives an additional fee of $1,000 for each meeting of the Board of Directors or committee thereof that he or she attends and $500 for each telephonic meeting that he or she participates in. Each director who serves as a committee chair receives an additional annual fee of $5,000. The Company has made certain one-time stock option grants to non-management directors, as described elsewhere in this Proxy Statement under the captions "Holdings of Stockholders, Directors and Executive Officers" and "Equity Compensation Plan Information".

Directors' Retirement Plan

The Company maintains an unfunded retirement plan for non-employee directors. The plan provides for an annual benefit upon a change in control or retirement from the Board of Directors at age 70, equal to 100% of the director's last annual fee, payable on a quarterly basis for a number of years equal to the director's years of service, up to a maximum of 10 years.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP served as independent public accountants for the Company for the fiscal year ended January 3, 2004. The Audit Committee has selected Deloitte & Touche LLP to continue to provide audit services for the current fiscal year ending January 1, 2005. Accordingly, the Board of Directors recommends that stockholders ratify the selection of Deloitte & Touche LLP to audit the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, to make a statement if they desire to do so, and to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

MISCELLANEOUS

The Company's 2003 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

Cost of Solicitation

This solicitation of proxies is made by the Company, and all expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Proposals of Security Holders

Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to the 2005 Annual Meeting no later than December 22, 2004.

Notice of stockholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company by March 7, 2005.

By order of the Board of Directors.
DAVID B. BAKER Secretary
Dated: April 21, 2004

APPENDIX A

THE MIDDLEBY CORPORATION

Audit Committee Charter

1.    PURPOSE AND AUTHORITY

The Audit Committee is appointed by the Board of Directors (the "Board") of The Middleby Corporation (the "Company") for the primary purposes of:

  (i)
  Fulfilling the Board's oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance; and

  (ii)
  Maintaining, through regularly scheduled meetings, a line of communication between the Board and the Company's financial management and independent auditors.

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and any advisers that the Audit Committee chooses to retain.

2.    MEMBERSHIP

The Audit Committee shall consist of three or more independent directors (as determined by the Board from time to time) who satisfy the independence requirements under applicable law, rules and regulations and of the Nasdaq Stock Market, Inc. ("Nasdaq"). Members of the Committee shall be appointed by the Board and may be removed by the Board in its discretion. Each member of the Audit Committee must be able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement. The Chair of the Audit Committee, or at least one other member of the Audit Committee, must be a person who has been determined by the Board to be an "audit committee financial expert" as that term is defined by applicable law, rules and regulations and Nasdaq. The Chair shall be appointed by the Board.

3.    POWERS AND RESPONSIBILITIES

A.    Financial Reporting

  (i)
  Review, with management and the independent auditors, critical accounting policies and practices and other significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements;

  (ii)
  Ask management and the independent auditors about significant exposure risks and the plans to appropriately control such risks;

  (iii)
  Resolve disagreements between management and the independent auditors regarding financial reporting; and

  (iv)
  Establish procedures, in accordance with applicable law, rules and regulations, for (a) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Annual Financial Statements

  (v)
  Review the annual financial statements and determine whether they are consistent with the information known to Audit Committee members;

  (vi)
  Inquire as to the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements;

  (vii)
  Review with the independent auditors any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work and any management letter provided by the independent auditors and management's response to any such letter;

  (viii)
  Review with the independent auditors the adequacy of the Company's internal controls and any significant findings and recommendations;

  (ix)
  Meet with management and the independent auditors to review the financial statements and results of the audit;

  (x)
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

  (xi)
  Review changes in accounting or auditing policies, including resolution of any significant reporting or operational issues affecting the financial statements; and

  (xii)
  Prepare the report of the Audit Committee, required by applicable laws, rules and regulations, to be included in the proxy statement for each annual stockholders meeting.

Interim Financial Statements

  (xiii)
  Review (by full Committee or Chair) with management and the independent auditors the Company's quarterly financial statements in advance of filings with the U.S. Securities and Exchange Commission (the "SEC").

B. Internal Controls and Audit Coverage

  (i)
  Evaluate whether senior management is setting the appropriate tone by communicating the importance of internal controls and ensuring that appropriate individuals possess an understanding of their roles and responsibilities;

  (ii)
  Confirm that internal control recommendations made by independent auditors have been addressed by management;

  (iii)
  Confirm that management and the independent auditors keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal controls and certain other matters;

  (iv)
  Review communications required to be submitted by the independent auditors concerning (a) critical accounting policies and practices used, (b) alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management and the ramifications of such alternatives and the accounting treatment preferred by the independent auditors, and (c) any other material written communications with management; and

  (v)
  Establish and maintain a schedule of formal direct reporting to the Audit Committee by the Company's internal auditor.

C. External Audit

        The Company's independent auditors are ultimately accountable to the Audit Committee, which has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. In connection with its oversight of the external audit, the Audit Committee shall:

  (i)
  Have the sole authority to appoint and replace (subject to stockholder approval, if deemed advisable by the Board of Directors) the independent auditors;

  (ii)
  Have the sole authority to approve the engagement letter and the fees to be paid to the independent auditors;

  (iii)
  Pre-approve all audit and permitted non-audit services to be performed by the independent auditors (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) shall consider whether the auditor's performance of such services is compatible with independence;

  (iv)
  Obtain confirmation and assurance as to the independence of the independent auditors, including ensuring that they submit on a periodic basis (not less frequently than annually) to the Audit Committee a formal written statement delineating all relationships between such independent auditors and the Company;

  (v)
  Engage in dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and take appropriate action to oversee the independence of the auditors;

  (vi)
  Review and evaluate the performance of the independent auditors, as the basis for a decision to reappoint or replace the independent auditors; and

  (vii)
  Assure regular rotation of the lead audit partner, as required by applicable law, rules and regulations, and consider whether rotation of the independent auditor is necessary to ensure independence.

D. Other Responsibilities

  (i)
  Hold Audit Committee meetings at least quarterly and meet at least annually with each of the chief financial officer and the independent auditors;

  (ii)
  Review and make approval decisions regarding all "related-party transactions";

  (iii)
  Meet with the independent auditors, internal auditors, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately;

  (iv)
  As appropriate, obtain advice and assistance from outside legal, accounting or other advisers and determine the funding for such advice and assistance which shall be paid by the Company;

  (v)
  If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

  (vi)
  Perform such other oversight functions as may be requested by the Board;

  (vii)
  Review and reassess annually the adequacy of this Charter and recommend any proposed changes to the Board; and

  (viii)
  Regularly update the Board about Audit Committee activities and make appropriate recommendations.

4.    MEETINGS

Meetings of the Audit Committee shall be scheduled as deemed necessary by the Chair. Members of management, the independent auditors, and other independent consultants requested by the Audit Committee will attend the Audit Committee meetings when and as may be requested by the Audit Committee.

A simple majority of the members of the Audit Committee, but not less than two, shall constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Audit Committee. The Audit Committee will meet at such times as shall be determined by the Chair, or upon the request of any two of its members. The Chair will preside, when present, at all Audit Committee meetings. Minutes of Audit Committee meetings will be recorded as directed by the Chair and will be subject to review by the Chair.

In discharging its responsibilities, the Audit Committee may meet privately with independent consultants and is free to speak directly and independently with the independent auditors and any members of management or employees.

The Chair will periodically report the Audit Committee's findings, conclusions and recommendations to the Board and present to the Board an annual performance evaluation of the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with GAAP. This is the responsibility of management and the independent auditors.

PROXY	PROXY

THE MIDDLEBY CORPORATION
1400 Toastmaster Drive, Elgin, IL 60120

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints William F. Whitman, Jr. and David B. Baker, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2004 Annual Meeting of Stockholders of THE MIDDLEBY CORPORATION (the Company) to be held at the Companys facility located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m. local time, on Wednesday, May 19, 2004, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

(This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.)

Δ FOLD AND DETACH HERE Δ

6886—The Middleby Corporation

THE MIDDLEBY CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    ☒

[	]
1.	ELECTION OF DIRECTORS
	For: Selim A. Bassoul, Robert R. Henry, A. Don Lummus, John R. Miller III, Philip G. Putnam, David P. Riley, Sabin C. Streeter, W. Fifield Whitman III, Laura B. Whitman, William F. Whitman, Jr., Robert L. Yohe	For All ☐	Withhold All ☐	For All Except ☐
For all nominees except as noted above
2.	Ratification of selection of Deloitte & Touche LLP as independent auditor for fiscal year ended January 1, 2005.	For ☐	Against ☐	Abstain ☐

Management recommends your vote FOR all proposals.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR ENDED JANUARY 1, 2005.

Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated April 21, 2004.

Date:	, 2004

(Signature(s) of stockholder(s))

When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation or partnership, please sign by an authorized officer or partner. Please sign in the same manner as your certificate(s) is (are) registered.
Δ FOLD AND DETACH HERE Δ

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD
IN THE ENVELOPE PROVIDED.

6886—The Middleby Corporation

QuickLinks

HOLDINGS OF STOCKHOLDERS, DIRECTORS, AND EXECUTIVE OFFICERS
PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
OPTION/SAR GRANTS IN LAST FISCAL YEAR
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC
PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
MISCELLANEOUS
  APPENDIX A
THE MIDDLEBY CORPORATION Audit Committee Charter